Exhibit 99.1

News Corp Authorizes New $1 Billion Stock Repurchase Program and Intends to Accelerate Pace of Buyback

Total authorization to increase to $1.3 billion including $303 million remaining under the Company’s existing repurchase program

New York, NY (July 15, 2025) –News Corp (NASDAQ: NWS, NWSA; ASX: NWS; NWSLV) today announced that its Board of Directors has authorized a new $1 billion stock repurchase program. This program is in addition to the existing $1 billion program authorized in September 2021, of which $303 million remains outstanding. Given trading black-out restrictions, the Company intends to begin executing share repurchases at an accelerated rate following the fiscal 2025 fourth quarter earnings release in early August.

Subject to market conditions and the market price of the Company’s stock, as well as other factors, the Company intends to repurchase, from time to time, in the open market or otherwise, a combination of the Company’s Class A common stock and Class B common stock. This stock repurchase program has no time limit and may be modified, suspended or discontinued at any time.

News Corp has undergone significant transformation since its inception, with a focus on strategic investments in its core growth pillars—Dow Jones, Digital Real Estate Services and Book Publishing—and delivered its four most profitable years from fiscal 2021 to 2024, with continued strong performance through the third quarter of fiscal 2025. Amid a period of rapid change, News Corp has thrived thanks to a focus on recurring and digital revenues, new high-margin content licensing deals, the changed composition of Dow Jones with scaled B-2-B product offerings and a streamlined asset base, including through the recent sale of Foxtel Group to DAZN.

“We believe our stock is trading at a significant discount to its intrinsic value, so we are launching a new $1 billion buyback program, which is in addition to the $303 million remaining under our existing program. We also expect to increase meaningfully and materially the pace of repurchases from the current daily rate,” said Robert Thomson, News Corp Chief Executive.

“We believe our balance sheet is immaculate, our cash flow has been fundamentally transformed over the last decade, and we are confident in the company’s potential for robust growth. We sincerely believe that expanding our repurchase program will enhance value for all shareholders and the expected pacing reflects our belief in the financial health of our company.”

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s intent to repurchase, from time to time, the Company’s Class A common stock and Class B common stock, trends and uncertainties affecting the Company’s business, results of operations and financial condition, and the Company’s strategy and strategic initiatives. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by such statements due to, among other factors, changes in the market price of the Company’s stock, general market conditions, applicable securities laws and alternative investment opportunities, as well as the risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. The “forward-looking statements” included in this press release are made only as of the date of this release. We do not have and do not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law or regulation.

About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: information services and news, digital real estate services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://newscorp.com.

Contacts
News Corp Corporate Communications
Arthur Bochner
646-422-9671
abochner@newscorp.com

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

Anthony Rudolf
212-416-3040
arudolf@newscorp.com